Exhibit 99.1

Independent Auditors’ Report

To the Members of
Platinum Propane Holding, L.L.C. and Subsidiaries
and Ark Holding Company LLC and Subsidiaries

     We have audited the accompanying combined balance sheet of Platinum Propane Holding, L.L.C. and Subsidiaries (“Platinum”) and Ark Holding Company LLC and Subsidiaries (“Ark”) (combined the “Companies”) as of December 31, 2001, and the related combined statements of operations, members’ deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Platinum Propane Holding, L.L.C. and Subsidiaries and Ark Holding Company LLC and Subsidiaries as of December 31, 2001, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 2 to the combined financial statements, Platinum and Ark were acquired by Blue Rhino Corporation in a business combination accounted for by Blue Rhino as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

/s/ Daniel Professional Group, Inc.

January 10, 2003
Winston-Salem, North Carolina

PLATINUM PROPANE HOLDING, L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

COMBINED BALANCE SHEET

DECEMBER 31, 2001

Assets

Current assets:
Cash and cash equivalents	$380,057
Accounts receivable, net of $20,000 allowance for doubtful accounts	1,251,743
Inventories	277,621
Prepaid expenses and other current assets	227,717
Investments	273,486

Total current assets	2,410,624
Property and equipment, net	1,675,161

Total assets	$4,085,785

Liabilities and Members’ Deficit
Current liabilities:
Short-term borrowings	$2,991,809
Current portion of long-term debt	304,425
Current portion of capital lease obligations	5,746
Advances payable	3,251,912
Accounts payable — trade	863,191
Accounts payable — other	1,009,884
Accrued liabilities	458,109

Total current liabilities	8,885,076

Deferred compensation payable	140,000
Long-term debt	135,673
Capital lease obligations	11,297

Total liabilities	9,172,046

Members’ deficit:
Members’ capital contributions	9,755,794
Accumulated deficit	(14,843,556)
Accumulated comprehensive income	1,501

Total members’ deficit	(5,086,261)

Total liabilities and members’ deficit	$4,085,785

See accompanying notes to combined financial statements and independent auditors’ report.

PLATINUM PROPANE HOLDING, L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

Net revenues	$20,771,220
Operating costs and expenses:
Cost of materials	11,027,962
Delivery expenses	4,930,222
Manufacturing expenses	2,286,428
Selling, general and administrative	3,912,798
Depreciation and amortization	471,851

Total operating costs and expenses	22,629,261

Loss from operations	(1,858,041)
Other (income) expenses:
Stock options income	(88,583)
Other income	(96,571)
Interest expense	581,549
Other expense	8,648

Net loss	$(2,263,084)

See accompanying notes to combined financial statements and independent auditors’ report.

PLATINUM PROPANE HOLDING, L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

COMBINED STATEMENT OF MEMBERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2001

			Accumulated
	Members'		Other
	Capital	Accumulated	Comprehensive
	Contributions	Deficit	Income (Loss)	Total

BALANCES DECEMBER 31, 2000	$8,891,842	$(12,580,472)	$(3,157)	$(3,691,787)
COMPREHENSIVE LOSS:
Net loss for the year ended December 31, 2001		(2,263,084)		(2,263,084)
Other comprehensive income:
Unrealized holding gain arising during the period			4,658	4,658

TOTAL COMPREHENSIVE LOSS				(2,258,426)
MEMBERS’ CONTRIBUTIONS	886,620			886,620
MEMBER CONTRIBUTIONS REFUND	(2,668)			(2,668)
SUBSCRIBED MEMBERS’ UNITS	(20,000)			(20,000)

BALANCES DECEMBER 31, 2001	$9,755,794	$(14,843,556)	$1,501	$(5,086,261)

See accompanying notes to combined financial statements and independent auditors’ report.

PLATINUM PROPANE HOLDING, L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2001

Net loss	$(2,263,084)
Adjustments:
Depreciation and amortization	471,851
Gain on disposal of fixed assets	(6,227)
Stock options income	(88,583)
Bad debt expense	48,198
Other	5,485
Changes in operating assets and liabilities:
Account receivable	241,019
Inventories	234,441
Prepaid expenses and other current assets	(70,246)
Accounts payable	(602,144)
Accrued liabilities	226,759

Net cash used by operating activities	(1,802,531)

Cash flows from investing activities:
Purchases of fixed assets	(59,139)
Proceeds from sales of fixed assets	14,500

Net cash used by investing activities	(44,639)

Cash flows from financing activities:
Members’ capital contributions, net	883,952
Net payments — line of credit	(183,191)
Net advances from Blue Rhino Corporation	1,307,569
Repayments — notes payable	(76,714)
Capital leases obligations payments	(4,618)

Net cash provided by financing activities	1,926,998

Net change in cash and cash equivalents	79,828
Cash and cash equivalents, beginning of year	300,229

Cash and cash equivalents, end of year	$380,057

PLATINUM PROPANE HOLDING, L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

COMBINED STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2001

Supplemental Schedule of Cash Flow Information
Interest paid	$565,925

Schedule of Non-cash Investing and Financing Activities
Fixed asset acquired in exchange for note payable	$28,050

Capitalized leased fixed asset and capital lease obligation	$10,662

See accompanying notes to combined financial statements and independent auditors’ report.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – Description of Business and Basis of Presentation

     Platinum Propane Holding, L.L.C. was formed in February 1997 as a Delaware limited liability company. Platinum will be dissolved only upon a vote of its members holding a majority interest of all of Platinum’s members. All of Platinum’s members share similar rights and obligations.

     As of December 31, 2001, Platinum’s majority-owned subsidiaries were Platinum Propane, L.L.C., Platinum Propane of Los Angeles, L.L.C., Platinum Propane of Chicago, L.L.C., Platinum Propane of North Carolina, L.L.C., Platinum Propane of Georgia, L.L.C. and Platinum Propane of Florida, L.P. Platinum Propane Holding, L.L.C. and subsidiaries are collectively referred to as “Platinum.”

     Ark Holding Company LLC was formed in February 1998 as a North Carolina limited liability company. Ark will continue until December 31, 2048, unless the term is extended by an amendment to Ark’s Operating Agreement and the Articles of Organization, or unless Ark is sooner dissolved in accordance with its Operating Agreement. All of Ark’s members share similar rights and obligations.

     As of December 31, 2001, Ark’s wholly owned subsidiaries were Caribou Propane LLC, Javelina Propane LLC, Raven Propane LLC, Buffalo Propane LLC and JayHawk Propane LLC. Ark Holding Company LLC and subsidiaries are collectively referred to hereinafter as “Ark.”

     Platinum and Ark collectively are referred to as “the Companies.” The Companies’ members are personally liable for any debts and losses of the Companies only to the extent of their respective capital contributions less any distributions or returns of capital.

     The Companies’ primary business activities are to service and distribute propane gas cylinders to domestic retail locations for Blue Rhino Corporation (“Blue Rhino”) under the Blue Rhino brand. The Companies earn substantially all of their revenues from Blue Rhino, and Blue Rhino provides operating and financing advances to the Companies. In addition, the Companies lease propane cylinders, store racks, and equipment from Blue Rhino. The Companies reimburse Blue Rhino for supplies, small tools and equipment, and propane cylinder valves that Blue Rhino purchases for the Companies. Billy D. Prim, Blue Rhino’s Chairman and Chief Executive Officer, and Andrew J. Filipowski, Blue Rhino’s Vice Chairman serve as Platinum’s directors. Platinum’s chief financial officer serves as manager (as defined in the respective operating agreements) of both Platinum and Ark.

     The accompanying combined financial statements include the accounts of the Companies, which have similar operations and share common management. Intercompany transactions and balances have been eliminated in the combination.

NOTE 2 – Blue Rhino acquisitions

     The Companies were acquired by Blue Rhino in business combinations structured as reverse mergers accounted for by Blue Rhino as purchases in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Platinum Propane, L.L.C. and Ark Holding Company LLC became wholly owned subsidiaries of Blue Rhino as of the effective date of the mergers, and all financial results of operations of Platinum and Ark were deemed transferred to Blue Rhino as of November 1, 2002. Blue Rhino’s consideration for the acquisitions included approximately $18,550,000 of Blue Rhino common stock (valued based on the closing price of Blue Rhino’s common stock on the Nasdaq National Market on the closing date of November 22, 2002), $2,868,959 to repay Platinum’s outstanding balance and accrued interest under its credit line with Southern Community Bank and $252,214 to repay Platinum’s note payable, including accrued interest, to Stone Capital Group.

     In connection with the mergers, the outstanding Blue Rhino common stock options held by the Companies were canceled (see Notes 4 and 5).

NOTE 3 – Summary of significant accounting policies

Revenue recognition

     Revenues are recognized upon delivery of cylinders to retail locations. Returns and allowances charged to the Companies by Blue Rhino are recorded against revenues in the same period in which the revenues are recorded.

Financial instruments

     Financial instruments consist of cash and cash equivalents, accounts receivable, advances payable, and short-term and long-term debt. The Companies consider all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. At December 31, 2001, the carrying amounts of financial instruments approximated their fair values.

Inventories

     Inventories, which consist primarily of propane gas, propane cylinder valves, patio heaters, and supplies, are valued at the lower of cost or market determined on a weighted-average basis. Propane cylinders leased from Blue Rhino are excluded from the Companies’ inventories.

Investments

     Blue Rhino Corporation common stock

     Platinum Propane Holding, L.L.C. owns 1,285 shares of Blue Rhino Corporation common stock that are classified as available for sale in accordance with the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. The common stock is valued at fair value based on quoted market prices, with unrealized gains and losses reported in members’ deficit as a component of other comprehensive loss.

     Blue Rhino Corporation stock options

     Stock options received by the Companies from Blue Rhino under the Blue Rhino Corporation Distributor Option Plan are accounted for in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Stock options are accounted for at fair value at the measurement date and income is recognized to the extent of the fair value.

     R4 Technical Center-North Carolina, LLC

     Platinum Propane, L.L.C.’s investment in R4 represents a 1% interest ($70,000) in a $7,000,000 joint venture that is also owned 49% by Blue Rhino and 50% by Manchester Tank & Equipment Company. R4 began operations in May 2000 and operates an automated propane bottling and cylinder refurbishing plant in Hamptonville, North Carolina. R4 has generated net losses from its inception. Effective September 30, 2001, Blue Rhino executed a sale and leaseback transaction whereby Blue Rhino purchased all of R4’s fixed assets associated with the propane bottling and cylinder refurbishing operation, and R4 leased the fixed assets under a three-year lease. Platinum Propane, L.L.C.’s $70,000 investment in R4 was written down at December 31, 2000 to reflect an estimated $0 value.

Property and equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives ranging from 3 to 30 years. Major renewals and betterments are capitalized. Expenditures for maintenance and repairs, which do not improve or extend the life of the asset, are charged to expense as incurred. Upon retirement or sale of an asset, its cost and related accumulated depreciation are removed from the property accounts and any gain or loss is recorded as income or expense. The Companies’ management reviews property and equipment for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Impaired assets are written down to net realizable value in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Income taxes

     No income tax provision or credit has been included in the combined financial statements since the Companies’ respective members are required to report their shares of the Companies’ income or losses in the members’ separate income tax returns.

Estimates and assumptions

     The Companies’ combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – Related party transactions

     The Companies’ major related party transactions are with Blue Rhino, R4, and certain directors and members. Significant related party transactions and balances are summarized below to assist the reader in reviewing the Companies’ combined financial statements.

Blue Rhino

     Significant balances and transactions with Blue Rhino for the year ended December 31, 2001 are as follows:

Sales revenues from Blue Rhino	$20,711,448
Patio heater sales collections by Blue Rhino	80,886
Reimbursements from Blue Rhino for re-valve services and other expenses	97,079
Supplies, patio heaters, and other purchases reimbursements to Blue Rhino	149,269
Lease expense-Blue Rhino cylinders and displays	1,969,225
Lease expense-Blue Rhino real estate and other	32,500
Interest expense to Blue Rhino	251,092
Cylinder shortages payments to Blue Rhino	367,309
Accounts receivable from Blue Rhino	1,139,731
Accounts payable to Blue Rhino	22,743
Accrued liabilities to Blue Rhino for cylinder and display racks shortages	1,009,884
Accrued expenses payable to Blue Rhino	90,658
Advances payable to Blue Rhino	3,251,912
Repayment of Blue Rhino note payable	17,334

For the year ended December 31, 2001, the Companies recognized revenue of $88,583 related to vested Blue Rhino stock options for 23,597 shares of Blue Rhino common stock (see Note 5).

R4

     Effective August 2000, R4 assumed the propane cylinder refurbishing and bottling services performed previously by the Companies. The Companies’ expenses for such services performed by R4 totaled $7,710,697 for the year ended December 31, 2001.

     Effective February 4, 2000, Platinum leases office space from R4 under a lease agreement that expires February 4, 2003. The lease agreement provides for monthly rental payments of $2,832. Platinum may renew the lease for two-year periods by providing written notice to R4 at least six months prior to each lease termination date. Either party may cancel the lease agreement by providing at least six months written notice to the other party. Rent expense under this lease agreement was $33,984 for the year ended December 31, 2001. The estimated future minimum lease payments under the six-month non-cancelable portion of the lease total $16,992 at December 31, 2001.

     Effective September 2000, Platinum leases office, warehouse, and storage facilities from R4 for $5,371 per month. Rent expense under this lease agreement was $63,702 for the year ended December 31, 2001.

     Platinum receives reimbursement from R4 for a portion of a leased facility in Florida shared by Platinum and R4. Platinum Propane of Florida, LP and Platinum Propane Holding, L.L.C. as guarantor, are primarily liable for the lease under a lease agreement with a third party. Lease reimbursements from R4 totaled $89,414 for the year ended December 31, 2001.

     During the year ended December 31, 2001, Platinum purchased inventory totaling $204,222 from R4, and Platinum sold to R4 certain fully depreciated equipment for $14,500. Other income includes the $14,500 gain on the sale of the equipment.

     At December 31, 2001, the Companies’ combined financial statements include amounts due from R4 of $77,724 in accounts receivable and amounts due to R4 of $368,058, in accounts payable.

Members and directors

     Platinum leases a North Carolina facility from Mr. Prim. The lease calls for monthly rentals of $1,500 through January 2003. Lease expense under this agreement was $18,000 for the year ended December 31, 2001. Prepaid rent of $1,500 is included in prepaid expenses and other current assets at December 31, 2001

     As of December 31, 2001, Mr. Prim and Mr. Filipowski were guarantors for the $2,991,809 notes payable to Southern Community Bank at December 31, 2001 (see Note 9).

     At December 31, 2001, Platinum had a $250,000 outstanding loan balance to Stone Capital Group (see Note 9). Interest expense under the loan was $19,783 for the year ended December 31, 2001. An executive officer of Stone Capital Group is a director of Platinum Propane Holding, L.L.C.

     At December 31, 2001, Platinum financed $20,000 of membership units for certain members. Each balance outstanding under the notes has been classified as a reduction in members’ deficit at December 31, 2001 (see Note 11).

NOTE 5 – Investments

Blue Rhino Corporation common stock

     At December 31, 2001, Platinum Propane Holding, L.L.C. owned 1,285 shares of Blue Rhino common stock with a fair market value of $7,710. Unrealized gains of $4,658 related to the common stock is included in other comprehensive income for the year ended December 31, 2001, and cumulative unrealized gains at December 31, 2001 total $1,501.

Blue Rhino Corporation stock options

     On May 18, 1998, Blue Rhino granted the Companies options to purchase a total of 94,394 shares of Blue Rhino common stock at $13 per share under Blue Rhino’s Distributor Option Plan. Only the Companies may exercise the stock options. The stock options vest ratably over four years beginning July 31, 1999 and have a May 18, 2008 expiration date. At January 1, 2001, the Companies were vested in outstanding and exercisable options to purchase 47,201 shares of Blue Rhino common stock with an estimated fair value of $177,193. At December 31, 2001, the Companies were vested in outstanding and exercisable options to purchase 70,798 shares of Blue Rhino common stock with an estimated fair value of $265,776. For the year ended December 31, 2001, the Companies recognized other income of $88,583 related to options to purchase 23,597 shares of Blue Rhino common stock that vested on July 31, 2001.

     The fair value of the stock options is estimated using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions, including the expected stock-price volatility. The Companies’ stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. In addition, Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, does not prescribe a measurement date for stock option transactions with a non-employee. The Companies have valued its vested and non-vested stock options at July 31, 1999, the first vesting date, with the following assumptions: expected lives of nine years; expected volatility of 30%; no expected dividends; and a risk-free interest rate of 4.78%. As described in Note 2, in connection with the acquisition of the Companies by Blue Rhino, all of the Companies’ stock options were canceled.

NOTE 6 – Inventories

     Inventories consist of the following at December 31, 2001:

Patio heaters	$44,063
Propane gas	215,842
Supplies and other	17,716

$277,621

     Platinum inventories are pledged as collateral to notes payable (see Note 9).

NOTE 7 – Property and equipment

     Property and equipment are summarized as follows at December 31, 2001:

Leasehold improvements	$1,311,451
Machinery and equipment	887,986
Furniture and fixtures	85,529
Vehicles and trailers	894,798
Machinery and equipment leased under capital leases	23,025

3,202,789
Less accumulated depreciation and amortization	1,527,628

$1,675,161

     Depreciation and amortization expense totaled $471,851 for the year ended December 31, 2001.

     Substantially all property and equipment are pledged as collateral for various notes payable (see Note 9).

NOTE 8 – Lease obligations

     The Companies lease certain real estate, machinery and equipment, and vehicles under non-cancelable operating leases with initial terms expiring between 2002 and 2007 with minimum annual rentals ranging from $1,800 to $41,500. Substantially all of the significant real estate leases contain renewal options upon expirations of the initial lease terms. As described in Note 4, certain of the leases are with related parties.

     Future minimum rental payments under non-cancelable operating leases with fixed terms are as follows for the years ending December 31:

2002	$300,777
2003	129,790
2004	52,053
2005	33,600
2006	33,600
Thereafter	28,000

$577,820

     The Companies lease propane cylinders and retail display racks from Blue Rhino under lease agreements that continue until either party terminates the leases upon 60 days written notice to the other party (see also Note 4).

     Rent expense under all operating leases, including related party leases (see Note 4) for the year ended December 31, 2001 totaled approximately $2,228,000.

NOTE 9 – Short-term borrowings and notes payable

     At December 31, 2001, Platinum had an outstanding balance of $2,991,809 under a $3,500,000 line of credit with Southern Community Bank & Trust. Interest is payable monthly at prime plus 1% (5.75% at December 31, 2001). Borrowings under the line of credit were collateralized by Platinum’s accounts receivable and inventories. As of December 31, 2001, Mr. Prim and Mr. Filipowski were guarantors for outstanding borrowings under the line of credit (see Note 4).

     Borrowings under the line of credit had an original scheduled maturity date of November 1, 2001. During the year ended December 31, 2001, the bank granted Platinum an extension of the maturity date to December 1, 2002. The line of credit contains various restrictive covenants, including Platinum’s maintenance of a minimum tangible net worth of $50,000 at December 31, 1999 and $550,000 as of and after December 31, 2000. Platinum was not in compliance with certain of the restrictive covenants, including the tangible net worth covenant, at December 31, 2001.

     At December 31, 2001, the Companies had outstanding advances from Blue Rhino totaling $3,251,912 (see Note 4). The unsecured advances bear interest at 10.5% and are payable upon demand.

     Long-term debt at December 31, 2001 is as follows:

Note payable, bank, interest at 9.25%; payable in monthly installments of $342, including principal and interest, maturing 2005	$11,338

Note payable, Stone Capital Group, interest payable monthly at prime plus 1% (5.75% at December 31, 2001); principal payable on September 13, 2002; secured by substantially all of Platinum’s assets	250,000

Vehicle notes payable, interest rates ranging from 4.90% to 11.50%; payable in monthly installments totaling $5,581, including principal and interest, maturing at various dates in 2004 and 2006; secured by related vehicles	178,760

440,098
Less current portion	(304,425)

$135,673

     Interest expense incurred in connection with short-term borrowings and notes payable totaled $575,271 for the year ended December 31, 2001.

     Future maturities of long-term debt of $440,098, are as follows for the years ending December 31: 2002 — $304,425; 2003 — $60,241; 2004 — $57,591; 2005 — $13,754; and 2006 — $4,087.

     In connection with the acquisition of the Companies by Blue Rhino, all outstanding borrowings under Platinum’s line of credit with Southern Community Bank & Trust, all of the Companies’ advances from Blue Rhino and the note payable to Stone Capital Group were repaid in full (see Note 2).

NOTE 10 – Capital lease obligations

     Capital lease obligations at December 31, 2001 bear interest at rates from 10.48% to 11.25%.

     Future maturities of capital lease obligations of $17,043 at December 31, 2001 are as follows for the years ending December 31: 2002 — $5,746; 2003 — $6,139; 2004 — $4,889; and 2005 — $269.

NOTE 11 – Members’ equity

     The Companies’ members own membership units in applicable holding companies and subsidiary companies. The rights and obligations, allocations of profits and losses, and other provisions of each type or class of membership unit are defined in the individual operating agreement of each entity. Generally, each member has the number of votes equal to the number of units held by such member, each type or class of membership unit have similar voting rights, and each member’s personal liability for the obligations and debts of an applicable entity is limited to each member’s capital contributions to each applicable entity less any return of capital.

     At December 31, 2001, Platinum Propane Holding, L.L.C. financed the acquisition of $20,000 of membership units by certain of its members. The subscribed capital notes bear interest at 10% and are payable in interest only installments for a period of three years, after which a two-year amortization schedule for the principal payments applies. Platinum Propane Holding, L.L.C. may demand payment at any time. The $20,000 subscribed capital notes have been classified as a reduction in members’ deficit at December 31, 2001.

     In connection with the acquisition of the Companies by Blue Rhino (see Note 2), all members’ units became owned by Blue Rhino and the subscribed capital notes were canceled.

NOTE 12 – Defined contribution plan

     Platinum Propane Holding, L.L.C. maintains a defined contribution employee benefit plan (“401(k) retirement savings plan”) that covers the Companies’ employees. All employees who have worked six continuous months of service, and who are over 21 years of age, are eligible to participate in the plan. Under the plan, employees may elect to defer up to 15% of their salary, subject to limits established by the Internal Revenue Service. The plan provides for the Companies to match 50% of the first 6% of pay each employee contributes to the plan. The Companies may make additional discretionary matching contributions as well as other discretionary contributions to the plan. Employees are 100% vested in their voluntary contributions at all times. Employer contributions vest on a pro rata basis over four years. Upon termination of the plan, employees become 100% vested in all employer contributions. The Company’s matching contributions were approximately $47,000 for the year ended December 31, 2001.

NOTE 13 – Self-insurance

     The Companies provide its employees with group hospitalization insurance through a partially self-insured plan. Under the plan, the Companies are responsible for the payment of annual claims up to $20,000 per participant and aggregate annual claims of $2,000,000. Total medical insurance expenses were $422,500 for the year ended December 31, 2001.

NOTE 14 – Commitments and concentrations

     At December 31, 2001, Platinum had uninsured cash balances of $446,338 in excess of the $100,000 FDIC insurance limit for bank account balances.

     At December 31, 2001, the Companies had an accrued liability of $1,009,884 payable to Blue Rhino for propane cylinders and display racks shortages (see Note 4). Ultimate settlement of the liability is contingent upon the Companies and Blue Rhino agreement as to the final propane cylinder shortage quantity. Also, the Companies cost for replacement cylinders affect ultimate settlement of the liability.

     At December 31, 2001, Platinum Propane Holding, L.L.C. accrued a $200,000 deferred compensation liability for payments due a former executive officer and director (the “former officer”) under an employment contract. The former officer terminated employment in December 2001. Under the employment contract, Platinum Propane Holding, L.L.C. is obligated to pay the former officer $5,000 per month for 40 months beginning January 2002. The former officer does not provide services to Platinum in exchange for the payments. At December 31, 2001, $60,000 is included in current liabilities and $140,000 is recorded as a long-term liability.

PLATINUM PROPANE L.L.C. AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

CONDENSED COMBINED BALANCE SHEETS

(unaudited)

	December 31,	October 31,
	2001	2002

Assets
Current assets:
Cash and cash equivalents	$380,057	$285,232
Accounts receivable, net	1,251,743	1,676,220
Inventories	277,621	1,512,148
Prepaid expenses and other current assets	227,717	206,836
Investments in Related Party	273,486	373,988

Total current assets	2,410,624	4,054,424
Property and equipment, net	1,675,161	1,543,793

Total assets	$4,085,785	$5,598,217

Liabilities and Members’ Deficit
Current liabilities:
Short-term borrowings	$2,991,809	$2,860,107
Current portion of long-term debt	304,425	702,255
Current portion of capital lease obligations	5,746	9,377
Advances payable to Related Party	3,251,912	5,167,960
Accounts payable — trade	863,191	1,868,058
Accounts payable — other	1,009,884	1,486,147
Accrued liabilities	458,109	1,022,456

Total current liabilities	8,885,076	13,116,360
Deferred compensation payable	140,000	89,092
Long-term debt	135,673	110,435
Capital lease obligations	11,297	58,943

Total liabilities	9,172,046	13,374,830
Members’ deficit:
Members’ capital contributions	9,755,794	9,869,579
Accumulated deficit	(14,843,556)	(17,659,616)
Accumulated comprehensive income	1,501	13,424

Total members’ deficit	(5,086,261)	(7,776,613)

Total liabilities and members’ deficit	$4,085,785	$5,598,217

See accompanying notes to condensed combined financial statements.

PLATINUM PROPANE L.L.C AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(unaudited)

	Ten Months Ended October 31,

	2001	2002

Net revenues from Related Party	$18,122,178	$30,618,199
Operating costs and expenses:
Cost of sales	19,044,419	32,662,874
Depreciation and amortization	311,534	350,875

Total operating costs and expenses	19,355,953	33,013,749

Loss from operations	(1,233,775)	(2,395,550)
Other (income) expenses:
Interest expense	480,028	480,903
Other, net	(150,818)	(60,393)

Net loss	$(1,562,985)	$(2,816,060)

See accompanying notes to condensed combined financial statements.

PLATINUM PROPANE L.L.C AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(unaudited)

	Ten Months Ended October 31,

	2001	2002

Net cash used by operating activities	$(2,142,929)	$(2,002,644)
Cash flows from investing activities:
Purchases of fixed assets, net	(26,351)	(181,496)

Net cash used by investing activities	(26,351)	(181,496)
Cash flows from financing activities:
Members’ capital contributions, net	465,351	113,785
Net payments — line of credit	(80,179)	(131,702)
Net advances from Blue Rhino Corporation	1,531,296	1,916,048
Proceeds from notes payable	159,014	197,194
Capital leases obligations payments	(3,848)	(6,010)

Net cash provided by financing activities	2,071,634	2,089,315

Net change in cash and cash equivalents	(97,646)	(94,825)
Cash and cash equivalents, beginning of period	300,229	380,057

Cash and cash equivalents, end of period	$202,583	$285,232

See accompanying notes to condensed combined financial statements.

PLATINUM PROPANE L.L.C AND SUBSIDIARIES
and ARK HOLDING COMPANY LLC AND SUBSIDIARIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 — Description of Business and Basis of Presentation

     Platinum Propane Holding, L.L.C. was formed in February 1997 as a Delaware limited liability company. Platinum will be dissolved only upon a vote of its members holding a majority interest of all of Platinum’s members. All of Platinum’s members share similar rights and obligations.

     As of October 31, 2002, Platinum’s majority-owned subsidiaries were Platinum Propane, L.L.C., Platinum Propane of Los Angeles, L.L.C., Platinum Propane of Chicago, L.L.C., Platinum Propane of North Carolina, L.L.C., Platinum Propane of Georgia, L.L.C. and Platinum Propane of Florida, L.P. Platinum Propane Holding, L.L.C. and subsidiaries are collectively referred to hereinafter as “Platinum.”

     Ark Holding Company LLC was formed in February 1998 as a North Carolina limited liability company. Ark will continue until December 31, 2048, unless the term is extended by an amendment to Ark’s Operating Agreement and the Articles of Organization, or unless Ark is sooner dissolved in accordance with its Operating Agreement. All of Ark’s members share similar rights and obligations.

     As of October 31, 2002, Ark’s wholly owned subsidiaries were Caribou Propane LLC, Javelina Propane LLC, Raven Propane LLC, Buffalo Propane LLC and JayHawk Propane LLC. Ark Holding Company LLC and subsidiaries are collectively referred to hereinafter as “Ark.”

     Platinum and Ark collectively are referred to as “the Companies.” The Companies’ members are personally liable for any debts and losses of the Companies only to the extent of their respective capital contributions less any distributions or returns of capital.

     The Companies’ primary business activities are to service and distribute propane gas cylinders to domestic retail locations for Blue Rhino Corporation (“Blue Rhino”) under the Blue Rhino brand. The Companies earn substantially all of their revenues from Blue Rhino, and Blue Rhino provides operating and financing advances to the Companies. In addition, the Companies lease propane cylinders, store racks, and equipment from Blue Rhino. The Companies reimburse Blue Rhino for supplies, small tools and equipment, and propane cylinder valves that Blue Rhino purchases for the Companies. Billy D. Prim, Blue Rhino’s Chairman and Chief Executive Officer, and Andrew J. Filipowski, Blue Rhino’s Vice Chairman serve as Platinum’s directors. Platinum’s chief financial officer serves as manager (as defined in the respective operating agreements) of both Platinum and Ark.

     The accompanying combined financial statements include the accounts of the Companies, which have similar operations and share common management. Intercompany transactions and balances have been eliminated in the combination.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the ten-month period ended October 31, 2002 are not necessarily indicative of the results that may be expected for the entire year.

     The balance sheet at December 31, 2001 has been derived from the audited combined financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     For further information, refer to the combined financial statements and footnotes thereto included in this Current Report on Form 8-K.

NOTE 2 — Blue Rhino Acquisitions

     The Companies were acquired by Blue Rhino in business combinations structured as reverse mergers accounted for by Blue Rhino as purchases in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Platinum Propane, L.L.C. and Ark Holding Company LLC became wholly owned subsidiaries of Blue Rhino as of the effective date of the mergers, and all financial results of operations of Platinum and Ark were deemed transferred to Blue Rhino as of November 1, 2002. Blue Rhino’s consideration for the acquisitions included approximately $18,550,000 of Blue Rhino common stock (valued based on the closing price of Blue Rhino’s common stock on the Nasdaq National Market on the closing date of November 22, 2002), $2,868,959 to repay Platinum’s outstanding balance and accrued interest under its credit line with Southern Community Bank and $252,214 to repay Platinum’s note payable, including accrued interest, to Stone Capital Group.

NOTE 3 — Comprehensive Loss

     Total comprehensive loss was $2,804,137 and $1,560,229 for the ten months ended October 31, 2002 and 2001, respectively.

NOTE 4 — Related Party Transactions

     The Companies’ significant related party transactions are with Blue Rhino, R4 Technical Center, and certain directors and members. Substantially all revenues and accounts receivable are with related parties.